Exhibit 99.1

PURE Bioscience Board Reduces to Five Members

SAN DIEGO, CA (April 14, 2014) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the resignation of Craig C. Culver from its Board of Directors. Culver also served as Chairman of the Company’s Compensation Committee. Culver informed the Company with regret that based on a significant increase in the level of his primary business activities he would not be able to meet the appropriate fiduciary oversight and governance duties required as a board member for PURE.

Culver is the Co-Founder and Chief Executive Officer of Culver Franchising System, Inc., a quick-service restaurant chain with over 500 locations in 21 states, started almost 30 years ago. Culver Franchising System is proceeding with its evaluation and testing of PURE’s SDC-based antimicrobial products for potential commercial use throughout its restaurant system.

In tendering his resignation, Culver said, “I regret that the demands of the Culver System’s growth will no longer enable me to be involved with this dynamic company. SDC is truly a breakthrough in food safety technology and I am very confident that the PURE Board and management team will continue to be successful in expanding its use in the food industry.”

The Company reported that the Board of Directors now consists of five members and is authorized to expand to seven members. Each member provides governance leadership consistent with its food safety business strategy.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing its proprietary antimicrobial products that provide solutions to the health and environmental challenges of pathogen and hygienic control within the food industry. The Company’s technology platform is based on patented stabilized ionic silver, and its initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection. As a platform technology, SDC is distinguished from existing products in the marketplace by its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans, acceptance of the Company’s current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, including to manufacture its products, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission, including our annual report on Form 10-K filed October 24, 2013. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Tom Hemingway	Terri MacInnis, Director of IR
Redwood Investment Group	Bibicoff + MacInnis, Inc.
714-978-4425	818-379-8500
tomh@redwoodfin.com	terri@bibimac.com

Company Contact:
Peter C. Wulff, CFO & COO
PURE Bioscience, Inc.
619-596-8600 ext.111
pwulff@purebio.com